SIGNATURES
EXHIBIT INDEX
Settlement, Release and Stock Purchase Agreement
Settlement & Release Agreement
First Amendment to Sales, Marketing & Dist Agrmt
Genomic Solutions Inc. Press Release
Genomic Solutions Inc. Press Release

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 20, 2001
(Date of earliest event reported)

GENOMIC SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	Commission File No. 000-30549	38-3383038

(State of incorporation)		(IRS Employer I.D. No.)

4355 Varsity Drive
Suite E
Ann Arbor, Michigan 48108
(Address of principal executive offices)

(734) 975-4800
(Registrant’s telephone number, including area code)

Item 5. Other Events.

      On April 18, 2001, Genomic Solutions Inc. reached an agreement with PerkinElmer, Inc. that ends the litigation between the two companies that had been pending in Delaware Chancery Court and settles all disputes between the parties. As part of the settlement, Genomic has purchased approximately 69% of the shares of Genomic’s common stock held by PerkinElmer. As a result of the sale of PerkinElmer’s common stock in Genomic, PerkinElmer’s right to cause Genomic to redeem its callable common stock has terminated and each outstanding callable common share of Genomic has automatically converted into one share of Genomic common stock. Copies of the settlement agreement and Genomic’s press release are attached to, and incorporated by reference in, this Form 8-K.

      On April 19, 2001, Genomic Solutions Inc. announced its financial results for the first quarter of 2001 and that it amended and strengthened its distribution arrangement with PerkinElmer. Copies of the amended distribution agreement and Genomic’s press release are attached to, and incorporated by reference in, this Form 8-K.

Item 7. Financial Statements and Exhibits

Exhibit		Filed
Number	Description	Herewith

10.1(1)	Settlement, Release and Stock Purchase Agreement between Genomic Solutions Inc. and PerkinElmer, Inc., dated April 18, 2001	X

10.2	Settlement and Release Agreement between PerkinElmer, Inc. and the Members of the Board of Directors of Genomic Solutions Inc., dated April 18, 2001.	X

10.3(1)	First Amendment to Sales, Marketing and Distribution Agreement between Genomic Solutions Inc. and PerkinElmer, Inc., dated April 18, 2001	X

99.1	Genomic Solutions Inc. press release dated April 19, 2001	X

99.2	Genomic Solutions Inc. press release dated April 19, 2001	X

(1) Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOMIC SOLUTIONS INC., a Delaware corporation

Date:	April 20, 2001	By: /s/ Jeffrey S. Williams Jeffrey S. Williams Its: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit		Filed
Number	Description	Herewith

10.1(1)	Settlement, Release and Stock Purchase Agreement between Genomic Solutions Inc. and PerkinElmer, Inc., dated April 18, 2001	X

10.2	Settlement and Release Agreement between PerkinElmer, Inc. and the Members of the Board of Directors of Genomic Solutions Inc., dated April 18, 2001.	X

10.3(1)	First Amendment to Sales, Marketing and Distribution Agreement between Genomic Solutions Inc. and PerkinElmer, Inc., dated April 18, 2001	X

99.1	Genomic Solutions Inc. press release dated April 19, 2001	X

99.2	Genomic Solutions Inc. press release dated April 19, 2001	X

(1) Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.